                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                                       FORM 8-K

                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported):  August 8, 1997

                                  DAOU SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

                                       DELAWARE
                    (State or other jurisdiction of incorporation)

         0-22073                                           330284454
(Commission File Number)                    (IRS Employer Identification No.)


                  5120 Shoreham Place, San Diego, California  92122
             (Address of principal executive offices, including zip code)

                                    (619) 452-2221
                 (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

     DAOU Systems, Inc.'s ("DAOU") revenues and net income for the 30-day period ended August 8, 1997, were $2.25 million and $81,000, respectively. On July 9, 1997, DAOU acquired all of the issued and outstanding shares of Integrex Systems Corporation ("Integrex") a pooling interests merger in exchange for 700,000 shares of DAOU common stock. The revenue and net income amounts set forth above include 30 days of combined operations of DAOU and Integrex. This information is reported solely for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135, which requires publication of such information in order to enable sales by affiliates of the merged companies subsequent to a pooling-of-interests merger. These revenue and net income figures include operations from part of DAOU's third quarter ending September 30, 1997, and are not necessarily indicative of results expected for the entire third quarter ending September 30, 1997 or for the fiscal year ending December 31, 1997.

                                      SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 11, 1997            DAOU SYSTEMS, INC.



                                  By:  /s/ Fred. C. McGee
                                     ------------------------------------------
                                      Fred C. McGee, Chief Financial Officer




                                       -3-